EXHIBIT 4.5(b)


                                                         EXECUTION COUNTERPART

                COLLATERAL AGENCY, PLEDGE AND SECURITY AGREEMENT

                  COLLATERAL AGENCY, PLEDGE AND SECURITY AGREEMENT dated as of July 15, 1997 (the "Agreement") among SMITHFIELD FOODS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); and THE CHASE MANHATTAN BANK, as collateral agent for the Secured Parties referred to below (in such capacity, together with its successors in such capacity, the "Collateral Agent").

                  WHEREAS, the Borrower, the Subsidiary Guarantors, certain lenders (the "Five-Year Lenders") and The Chase Manhattan Bank, as agent for the Five-Year Lenders (in such capacity, together with its successors in such capacity, the "Five-Year Agent") are parties to a Five-Year Credit Agreement dated as of July 15, 1997 (as modified and supplemented and in effect from time to time, the "Five-Year Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by making loans and issuing letters of credit) to be made by the Five-Year Lenders to the Borrower in an aggregate principal or face amount not exceeding $300,000,000, the Borrower may use the proceeds of such loans to make advances to Subsidiary Guarantors that are First Tier Subsidiaries (as hereinafter defined) (and such First Tier Subsidiaries may lend the proceeds of such advances to other Subsidiaries of the Borrower and the Borrower may use such letters of credit to support obligations of its Subsidiaries;

                  WHEREAS, the Borrower, the Subsidiary Guarantors, certain lenders (the "364-Day Lenders" and, together with the Five-Year Lenders, the "Lenders") and The Chase Manhattan Bank, as agent for the 364-Day Lenders (in such capacity, together with its successors in such capacity, the "364-Day Agent") are parties to a 364-Day Credit Agreement dated as of July 15, 1997 (as modified and supplemented and in effect from time to time, the "364-Day Credit Agreement" and, together with the Five-Year Credit Agreement, the "Credit Agreements"), providing, subject to the terms and conditions thereof, for loans to be made by the 364-Day Lenders to the Borrower in an aggregate principal amount not exceeding $50,000,000, and the Borrower may use the proceeds of such loans to make advances to Subsidiary Guarantors that are First Tier Subsidiaries (and such First Tier Subsidiaries may


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lend the proceeds of such advances to other Subsidiaries of the Borrower;

                  WHEREAS, the First Tier Subsidiaries of the Borrower that are Subsidiary Guarantors have executed and delivered to the Borrower Intercompany Notes (as hereinafter defined) to evidence their respective obligations to repay such advances to the Borrower;

                  WHEREAS, one or more of the Lenders may enter into one or more Hedging Agreements (as hereinafter defined) with the Borrower;

                  WHEREAS, to induce the Five-Year Lenders to enter into the Five-Year Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) owned by it, as security for the Secured Obligations (as hereinafter defined) owing by it thereunder;

                  WHEREAS, to induce the 364-Day Lenders to enter into the 364-Day Credit Agreement and to extend credit thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Obligor has agreed to pledge and grant a security interest in the Collateral owned by it, as security for the Secured Obligations owing by it thereunder;

                  WHEREAS, to induce the Borrower to make advances to each First Tier Subsidiary that is a party hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, such First Tier Subsidiary and each subsidiary of such First Tier Subsidiary that is itself a Subsidiary Guarantor has agreed to pledge and grant a security interest in the Collateral owned by it, as security for such Intercompany Note (each of which Intercompany Notes and the Collateral securing the same is being pledged and assigned by the Borrower hereunder as security for the Secured Obligations owing by the Borrower);

                  WHEREAS, to induce the Lenders to enter into Hedging Agreements with the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower has agreed to pledge and grant a



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security interest in the Collateral owned by it, as security for the obligations owing by it under all Hedging Agreements entered into by it with one or more of the Lenders; and

                  WHEREAS, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to enter into this Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Terms that are defined identically in the Credit Agreements and that are not otherwise defined herein are used herein as defined therein; and if any such definitions cease to be identical or if the Secured Obligations under either Credit Agreement are paid in full, such terms shall have the meanings herein as in effect immediately prior to their ceasing to be identical or such payment in full, as the case may be. In addition, as used herein:

                  "Accounts" shall have the meaning ascribed thereto in Section 3(c) hereof.

                  "Collateral" shall have the meaning ascribed thereto in
         Section 3 hereof.

                  "Collateral Account" shall have the meaning ascribed thereto in Section 4.01 hereof.

                  "Default" shall mean a "Default" under, and as defined in, either Credit Agreement.

                  "Documents" shall have the meaning ascribed thereto in Section 3(h) hereof.

                  "Event of Default" shall mean an "Event of Default" under, and as defined in, either Credit Agreement.

                  "Farm Products" shall have the meaning ascribed thereto in
         Section 3(f) hereof.

                  "First Tier Subsidiaries" shall mean, collectively, the "First Tier Subsidiaries" referred to in the Credit Agreements.


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                  "Hedging Agreement" shall mean any swap agreement, cap
         agreement, collar agreement, put or call, futures contract, forward contract or similar agreement or arrangement entered into in respect of interest rates, foreign exchange rates or prices of commodities.

                  "Hedging Obligations" shall mean all obligations of the Borrower owing to one or more of the Lenders under Hedging Agreements.

                  "Instruments" shall have the meaning ascribed thereto in
         Section 3(d) hereof.

                  "Intercompany Notes" shall mean, collectively, the "Intercompany Notes" referred to in the Credit Agreements.

                  "Inventory" shall have the meaning ascribed thereto in Section 3(e) hereof.

                  "Proceeds" of any Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Obligors or any issuer of or obligor on any of the Collateral.

                  "Required Secured Parties" shall mean (i) the Lenders holding more than a majority of the loans under the Credit Agreements, unutilized commitments to extend credit under the Credit Agreements that remain outstanding, and participations (or, in the case of the issuer of letters of credit, retained interests) in outstanding letters of credit, and unreimbursed drawings under letters of credit, issued under the Five-Year Credit Agreement (collectively, "Credit Agreement Obligations") or (ii) if no Credit Agreement Obligations are outstanding, Lenders holding a majority of the obligations of the Borrower owing to the Lenders under Hedging Agreements (calculated by reference to the liquidated amounts that are then due or would be due if such Hedging Agreements were then terminated by reason of a default thereunder by the Borrower).

                  "Secured Obligations" shall mean (a) in the case of the Borrower, (i) the principal of and interest on the loans made by the Five-Year Lenders to the Borrower under the



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         Five-Year Credit Agreement, the reimbursement obligations owing by the
         Borrower in respect of letters of credit issued under the Five-Year Credit Agreement and all other amounts from time to time owing by the Borrower to the Five-Year Lenders or the Five-Year Agent under the "Loan Documents" referred to in the Five-Year Credit Agreements, (ii) the principal of and interest on the loans made by the 364-Day Lenders to the Borrower under the 364-Day Credit Agreement and all other amounts from time to time owing by the Borrower to the 364-Day Lenders or the 364-Day Agent under the "Loan Documents" referred to in the 364-Day Credit Agreement and (iii) the Hedging Obligations, (b) in the case of each Subsidiary Guarantor, (i) all obligations of such Subsidiary Guarantor under the Five-Year Credit Agreement (including, without limitation, in respect of its Guarantee under Article VIII of the Five-Year Credit Agreement) and the other "Loan Documents" referred to in the Five-Year Credit Agreement, (ii) all obligations of such Subsidiary Guarantor under the 364-Day Credit Agreement (including, without limitation, in respect of its Guarantee under Article VIII of the 364-Day Credit Agreement) and the other "Loan Documents" referred to in the 364-Day Credit Agreement and (iii) all obligations owing under the Intercompany Note executed and delivered by such Subsidiary Guarantor or, if such Subsidiary Guarantor is not a First Tier Subsidiary, the Intercompany Note executed and delivered by the First Tier Subsidiary of which such Subsidiary Guarantor is a subsidiary and
         (d) in the case of each Obligor, all obligations of such Obligor to the Secured Parties hereunder.

                  "Secured Parties" shall mean the Five-Year Agent, the 364-Day Agent, the Collateral Agent, the Five-Year Lenders, the 364-Day Lenders and the Borrower.

                  "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

                  Section 2. Representations and Warranties. Each Obligor represents and warrants to the Lenders and the Collateral Agent that:


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                  (a) Such Obligor is the sole beneficial owner of the
         Collateral in which it purports to grant a security interest pursuant to Section 3 hereof and no Lien exists or will exist upon such Collateral at any time (and no right or option to acquire the same exists in favor of any other Person), except for the pledge and security interest in favor of the Collateral Agent for the benefit of the Secured Parties created or provided for herein, which pledge and security interest constitute a first priority perfected pledge and security interest in and to all of such Collateral, except (i) as permitted by the Credit Agreements or (ii) subject to no other Lien except Liens created under the Federal Packers and Stockyards Act, as amended.

                  (b) Annex 1 hereto is a complete and accurate list of all Intercompany Notes outstanding on the date hereof. The Intercompany Notes are legal valid and binding obligations of the respective makers thereof. No Intercompany Note is overdue, has been dishonored, is subject to any defense to payment or is subject to any claim by any Person other than the Borrower and the Collateral Agent for the benefit of the Secured Parties.

                  (c) Any goods now or hereafter produced by such Obligor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.


                  Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations owing by such Obligor, each Obligor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a security interest in all of such Obligor's right, title and interest in the following property, whether now owned by such Obligor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

                  (a)  all Intercompany Notes;

                  (b) all moneys due or to become due to the Borrower in respect of the loans evidenced by the Intercompany Notes and all


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         collateral security provided hereunder for the payment of the
         Intercompany Notes;

                  (c) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of such Obligor constituting any right to the payment of money in respect of any loans or advances or for Inventory, Farm Products or other goods sold or leased or for services rendered, all moneys due and to become due to such Obligor under any guarantee (including a letter of credit) of any such account or general intangible (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

                  (d) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of such Obligor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

                  (e) all inventory (as defined in the Uniform Commercial Code) of such Obligor, in all of its forms, wherever located, now or hereafter existing (including, but not limited to, (i) all livestock purchased in the ordinary course of business and held for slaughter and resale, meat, meat products and raw materials and work in process therefor, finished goods thereof, and materials used or consumed in the manufacture or production thereof including packaging and processing supplies, (ii) goods in which such Obligor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Obligor has an interest or right as consignee), (iii) goods which are returned to or repossessed by such Obligor and all accessions thereto and products thereof and documents therefor, and (iv) all goods obtained by such Obligor in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (any and all such inventory, accessions, products and documents herein collectively called "Inventory");


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                  (f) all farm products (as defined in the Uniform Commercial
         Code) of such Obligor, in all of their respective forms, wherever located, now or hereafter existing, including but not limited to (i) livestock, meat and products thereof and (ii) all agricultural supplies used or consumed in such Obligor's operations, including without limitation, all feed, meal, ingredients, seeds, drugs, medications, vaccines, supplements and other chemicals used in feeding, maintaining, growing, preserving or producing any farm products, and (iii) all accessions to and products of and documents for any of the foregoing (any and all such farm products, accessions, products and documents herein collectively called "Farm Products");

                  (g) each contract and other agreement of such Obligor relating to the sale or other disposition of Inventory or Farm Products;

                  (h) all documents of title (as defined in the Uniform Commercial Code) or other receipts of such Obligor covering, evidencing or representing Inventory or Farm Products (herein collectively called "Documents");

                  (i) all rights, claims and benefits of such Obligor against any Person arising out of, relating to or in connection with Inventory or Farm Products purchased by such Obligor, including, without limitation, any such rights, claims or benefits against any Person storing, raising, breeding or transporting such Inventory or Farm Products;

                  (j)  the balance from time to time in the Collateral Account;
         and

                  (k) all proceeds, products, offspring (including unborn offspring), accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of such Obligor described in the preceding clauses of this Section 3 (including, without limitation, any proceeds of insurance thereon and all causes of action, claims and warranties now or hereafter held by any Obligor in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards,



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         computer runs and other papers and documents in the possession or under the control of such Obligor or any computer bureau or service company from time to time acting for such Obligor.

                  Section 4.  Cash Proceeds of Collateral.

                  4.01 Collateral Account. There is hereby established with the Collateral Agent a cash collateral account (the "Collateral Account") in the name and under the control of the Collateral Agent into which there shall be deposited from time to time the cash Proceeds of any of the Collateral (including proceeds of insurance thereon) required to be delivered to the Collateral Agent pursuant hereto and into which the Obligors may from time to time deposit any additional amounts that any of them wishes to pledge to the Collateral Agent for the benefit of the Lenders as additional collateral security hereunder. The balance from time to time in the Collateral Account shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied as hereinafter provided. Except as expressly provided in the next sentence, the Collateral Agent shall remit the collected balance outstanding to the credit of the Collateral Account to or upon the order of the respective Obligor as such Obligor through the Borrower shall from time to time instruct. However, at any time following the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Secured Parties, shall) in its (or their) discretion apply or cause to be applied (subject to collection) the balance from time to time outstanding to the credit of the Collateral Account to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof. The balance from time to time in the Collateral Account shall be subject to withdrawal only as provided herein.

                  4.02 Proceeds of Accounts. Each Obligor shall, upon request of the Collateral Agent made at any time that an Event of Default exists, instruct all account debtors and other Persons obligated in respect of all Accounts to make all payments in respect of the Accounts either (a) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or
(b) to one or more other banks in the United States of America (by instructing that such payments be remitted to a post office box which shall be in the name


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and under the control of the Collateral Agent) under arrangements, in form and substance satisfactory to the Collateral Agent pursuant to which such Obligor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Collateral Account. All payments made to the Collateral Agent, as provided in the preceding sentence, shall be immediately deposited in the Collateral Account. In addition to the foregoing, each Obligor agrees that if the Proceeds of any Collateral hereunder (including the payments made in respect of Accounts) shall be received by it at any time after the Collateral Agent makes such request, such Obligor shall as promptly as possible deposit such Proceeds into the Collateral Account. Until so deposited, all such Proceeds shall be held in trust by such Obligor for and as the property of the Collateral Agent and shall not be commingled with any other funds or property of such Obligor.

                  4.03 Investment of Balance in Collateral Account. Amounts on deposit in the Collateral Account shall be invested from time to time in such Permitted Investments as the respective Obligor through the Borrower (or, after the occurrence and during the continuance of an Event of Default, the Collateral Agent) shall determine, which Permitted Investments shall be held in the name and be under the control of the Collateral Agent, provided that (i) at any time after the occurrence and during the continuance of an Event of Default, the Collateral Agent may (and, if instructed by the Required Secured Parties, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such Permitted Investments and to apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 5.09 hereof and (ii) if requested by the respective Obligor through the Borrower, such Permitted Investments may be held in the name and under the control of one or more of the Lenders (and in that connection each Lender, pursuant to a Credit Agreement) has agreed that such Permitted Investments shall be held by such Lender as a collateral sub-agent for the Collateral Agent hereunder).

                  4.04 Cover for Letter of Credit Liabilities. Amounts deposited into the Collateral Account as cover for Letter of Credit Liabilities under the Five-Year Credit Agreement pursuant to Section 2.10(b) or Article VII thereof shall be held by the Collateral Agent in a separate sub-account (designated "Letter of Credit Liabilities Sub-Account") and subject to Section 2.05(j) of


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the Five-Year Credit Agreement, all amounts held in such sub-account shall constitute collateral security first for the Letter of Credit Liabilities (as defined in the Five-Year Credit Agreement) outstanding from time to time and second as collateral security for the other Secured Obligations hereunder.

                  Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Obligors hereby jointly and severally agree with each Secured Party and the Collateral Agent as follows:

                  5.01  Delivery and Other Perfection.  Each Obligor shall:

                  (a) if any Intercompany Notes are received by such Obligor, forthwith transfer and deliver to the Collateral Agent such Intercompany Notes so received by such Obligor (together with undated bond powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral;

                  (b) deliver and pledge to the Collateral Agent any and all Instruments and Documents, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Collateral Agent may request; provided, that so long as no Event of Default shall have occurred and be continuing, such Obligor may retain for presentation in the ordinary course any Instruments or Documents received by such Obligor in the ordinary course of business and the Collateral Agent shall, promptly upon request of such Obligor through the Borrower, make appropriate arrangements for making any Instrument or Document pledged by such Obligor available to such Obligor for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Collateral Agent, against trust receipt or like document);

                  (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted


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         pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause
         (f) below;

                  (d) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement;

                  (e) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at such Obligor's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by such Obligor with respect to the Collateral, all in such manner as the Collateral Agent may require; and

                  (f) upon the occurrence and during the continuance of any Event of Default, upon request of the Collateral Agent, promptly notify (and such Obligor hereby authorizes the Collateral Agent so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Collateral Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Collateral Agent.

                  5.02 Other Financing Statements. No Obligor shall file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

                  5.03 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.


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                  5.04  Special Provisions Relating to Intercompany Notes.

                  (a) Each maker of an Intercompany Note shall make each payment required to be made by it thereunder without set-off or counterclaim. Upon the request of the Collateral Agent at any time that an Event of Default has occurred and is continuing, each such maker hereby unconditionally and irrevocably agrees that it shall make each such payment to the Collateral Agent and waives any defense that it may have against the Borrower in respect of such maker's obligations thereunder;

                  (b) The date and amount of each loan evidenced by an Intercompany Note, and each payment made on account of the principal thereof, shall be recorded by the Borrower on its books and, prior to any enforcement of such Intercompany Note, endorsed by the Borrower on the schedule attached to such Intercompany Note or any continuation thereof; provided that the failure of the Borrower to make any such recordation or endorsement shall not affect the obligations of the maker of such Intercompany Note to make a payment when due of any amount owing thereunder;

                  (c) The Borrower and each maker of an Intercompany Note shall promptly respond to all reasonable requests of the Collateral Agent regarding any information with respect to Intercompany Notes or any other records or information kept in accordance with the preceding clause (b), or any confirmations with respect thereof;

                  (d) The Borrower and each maker of an Intercompany Note hereby authorize the Collateral Agent, but the Collateral Agent shall not be required, to make entries in accordance with Section 5.04(b) on a schedule attached to such Intercompany Note, or any continuation thereof; and

                  (e) Until such time as an Event of Default shall exist, the Borrower shall have the right to collect, enforce and account for all proceeds in respect of the Intercompany Notes, except that it may not (without the consent of the Collateral Agent) grant any compromise or discharge thereof except for amounts actually received by it.


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                  5.05  Events of Default, Etc.  During the period during which an Event of Default shall have occurred and be continuing:

                  (a) each Obligor shall, at the request of the Collateral Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Collateral Agent and such Obligor, designated in its request;

                  (b) the Collateral Agent may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

                  (c) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and each Obligor agrees to take all such action as may be appropriate to give effect to such right);

                  (d) the Collateral Agent in its discretion may, in its name or in the name of the Obligors or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

                  (e) the Collateral Agent may, upon ten business days' prior written notice to the Obligors of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, any Secured Party or any of their respective agents,


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         sell, lease, assign or otherwise dispose of all or any part of such
         Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Collateral Agent or any Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Obligors, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this Section
5.05 shall be applied in accordance with Section 5.09 hereof.

                  5.06 Deficiency. If the Proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations owing by it, each Obligor shall remain liable for any deficiency.

                  5.07 Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, no Obligor shall (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place, (ii) except as permitted by Section
10.13 of each Credit Agreement, permit any Inventory or Farm Products to be located anywhere, other than at the address indicated beneath the signature of the Borrower to the Credit Agreement or at one of the locations identified in Annex 2 hereto under its name or in transit from one of such locations to another location or (iii) change its name, or the name under which it does business, from the name shown on the signature pages hereto.

                  5.08 Private Sale. The Collateral Agent and the Lenders shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 5.05 hereof conducted in a commercially reasonable manner. Each Obligor hereby waives any claims against the Collateral Agent or any Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

                  5.09 Application of Proceeds. Except as otherwise herein expressly provided and except as provided below in this Section 5.09, the Proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under Section 4 hereof or this Section 5, shall be applied by the Collateral Agent:

                  First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Collateral Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Collateral Agent in connection therewith;

                  Second, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Five-Year Agent and the 364-Day Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the them in connection therewith, pro rata in accordance with the respective amounts owing to them;

                  Third, to the payment in full of the Secured Obligations other than the Hedging Obligations (including the Guarantees thereof by the Subsidiary Guarantors under Article VIII of each Credit Agreement), pro rata in accordance with the respective amounts thereof;

                  Fourth, to the payment in full of the Hedging Obligations, pro rata in accordance with the respective amounts thereof; and

                  Fifth, to the payment to the respective Obligor, or their respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

Notwithstanding the foregoing, (a) the Proceeds of any Collateral that secures both an Intercompany Note and other Secured Obligations may be applied under clause Third above first either to such Intercompany Note or to such other Secured Obligations, as the Required Secured Parties may elect, and next to such other Secured Obligations or to the Intercompany Note, as the case may be, and
(b) the Proceeds of any cash or other amounts held in the "Letter of Credit Liabilities Sub-Account" of the Collateral Account pursuant to Section 4.04 hereof shall be applied first to the Letter of Credit Liabilities outstanding from time to time and second to the other Secured Obligations in the manner provided above in this Section 5.09.

                  All payments required to be made hereunder shall be made (i) if to the Five-Year Lenders, to the Five-Year Agent for account of the Lenders;
(ii) if to the 364-Day Lenders, to the 364-Day Administrative Agent for account of the 364-Day Lenders; and (iii) if to any other Secured Party, to the trustee, paying agent or other similar representative for such other Secured Party or, in the absence of such a representative, directly to such other Secured Party.

                  For purposes of applying payments received in accordance with this Section 5, the Collateral Agent shall be entitled to rely upon the Five-Year Agent and the 364-Day Administrative Agent or directly on any other Secured Party as necessary for a determination of the outstanding Secured Obligations owed as the case may be. Each Secured Party hereby agrees to provide, or to cause its representative to provide, on any date requested by the Collateral Agent a certificate as to the outstanding Secured Obligations owed to such Secured Party.

                  5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Collateral Agent is hereby appointed the attorney-in-fact of each Obligor for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 5 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of any Obligor representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

                  5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, each Obligor shall (i) file such financing statements and other documents in such offices as the Collateral Agent may request to perfect the security interests granted by Section 3 of this Agreement and (ii) the Borrower shall deliver to the Collateral Agent all Intercompany Notes identified in Annex 1 hereto, accompanied by undated bond powers duly executed in blank.

                  5.12 Termination. When all Secured Obligations owing under the Credit Agreements and under Hedging Agreements shall have been paid in full, the commitments of the Lenders to extend further credit under the Credit Agreements have terminated, the letters of credit issued under Five-Year Credit Agreement have expired or been canceled and all Hedging Agreements between the Borrower and the Lenders have terminated, and irrespective of whether any Intercompany Notes remain outstanding, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the respective Obligor. The Collateral Agent shall also execute and deliver to the respective Obligor upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the respective Obligor to effect the termination and release of the Liens on the Collateral.

                  5.13 Prompt Payment to Livestock Sellers. Each Obligor who purchases livestock, for whatever purpose, shall promptly deliver to the seller of such livestock or his duly authorized representative the full amount of the purchase price and such obligations shall not remain outstanding for more than three Business Days unless such amount is in dispute. Such Obligors shall also file and maintain a bond with the United States Department of Agriculture for the benefit of unpaid sellers in an amount required by the Federal Packers and Stockyards Act, as amended, and the regulations promulgated thereunder.

                  5.14 Further Assurances. Each Obligor agrees that, from time to time upon the written request of the Collateral Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.

                  Section 6. The Collateral Agent and the Secured Parties

                  Each of the Five-Year Agent, on behalf of itself, and the Five-Year Lenders, the 364-Day Administrative Agent, on behalf of itself and the 364-Day Lenders, and the Borrower hereby irrevocably appoints the Collateral Agent as its agent and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party as any other Secured Party and may exercise the same as though it were not the Collateral Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Collateral Agent hereunder.

                  The Collateral Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Collateral Agent shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (b) the Collateral Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby, and (c) except as expressly set forth herein, the Collateral Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Collateral Agent or any of its Affiliates in any capacity. The Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Secured Parties or in the absence of its own gross negligence or wilful misconduct. The Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Collateral Agent by the Borrower or a Secured Party, and the Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

                  The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Collateral Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Collateral Agent.

                  Subject to the appointment and acceptance of a successor Collateral Agent as provided in this paragraph, the Collateral Agent may resign at any time by notifying the Secured Parties and the Borrower. Upon any such resignation, the Secured Parties shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Collateral Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Collateral Agent's resignation hereunder, the provisions of this Section 6 and
Section 7.03 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Collateral Agent.

                  The Required Secured Parties shall have no responsibility or liability to any of the other Secured Parties for any determinations made or instructions given by them hereunder, except for any indemnities expressly provided for herein or in either Credit Agreement in favor of the Collateral Agent, the Five-Year Agent or the 364-Day Agent.

                  Section 7.  Miscellaneous.

                  7.01 No Waiver. No failure on the part of the Collateral Agent or any Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or any Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                  7.02 Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower, to it at Smithfield Foods, Inc. at 900 Dominion Tower, 999 Waterside Drive, Norfolk, VA, 23510, Attention:
         Mr. Aaron D. Trub (Telecopy No. 757- 365-3017) and Michael H. Cole (Telecopy No. 757-365-3023);

                  (b) if to any Subsidiary Guarantor, at the address for notices to the Borrower as provided herein;

                  (c) if to the Five-Year Agent, to The Chase Manhattan Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Sandra Miklave Telecopy No. (212-552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Sue Herzog (Telecopy No. 212-344-0246);

                  (d) if to the 364-Day Agent, to The Chase Manhattan Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Sandra Miklave Telecopy No. (212-552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Sue Herzog (Telecopy No. 212-344-0246); and

                  (e) if to the Collateral Agent, to The Chase Manhattan Bank, Agent Bank Services Group, 1 Chase Manhattan Plaza, New York, New York 10017, Attention of Sandra Miklave Telecopy No. (212-552-5658), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Sue Herzog (Telecopy No. 212-344-0246).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  7.03 Expenses. The Obligors jointly and severally agree to reimburse each of the Secured Parties (other than the Borrower) for all reasonable costs and expenses of the Secured Parties (other than the Borrower) (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Obligors in respect of the Collateral that the Obligors have failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, including expenses of insurance,
(y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 7.03, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

                  7.04 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the parties hereto. Any such amendment or waiver shall be binding upon each holder of any of the Secured Obligations and each Obligor.

                  7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto and each holder of any of the Secured Obligations (provided, however, that no Obligor shall assign or transfer its rights hereunder without the prior written consent of the Collateral Agent).

                  7.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  7.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

                  7.08  Governing Law.   This Agreement shall be governed by,
and construed in accordance with, the law of the State of New York.

                  7.09 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

                  7.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                  IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency, Pledge and Security Agreement to be duly executed and delivered as of the day and year first above written.


                                               SMITHFIELD FOODS, INC.



                                               By _________________________
                                                    Name: Aaron D. Trub
                                                    Title: Vice-President,
                                                    Secretary and Treasurer


                                               SUBSIDIARY GUARANTORS



                                               THE SMITHFIELD PACKING COMPANY,
                                               INCORPORATED

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary


                                               GWALTNEY OF SMITHFIELD, LTD.

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary


                                               PATRICK CUDAHY INCORPORATED

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary

                                               JOHN MORRELL & CO.

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary


                                               LYKES MEAT GROUP, INC.

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary



                                               BROWN'S OF CAROLINA, INC.

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary



                                               HANCOCK'S OLD FASHIONED COUNTRY
                                               HAMS, INC.

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary


                                               VALLEYDALE FOODS, INC.

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary


                                               COPAZ PACKING CORPORATION

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary


                                               SUNNYLAND, INC.

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary

                                               SMITHFIELD PACKING-LANDOVER, INC.

                                               By_________________________
                                                    Name:  Aaron D. Trub
                                                    Title:  Secretary

                                               THE CHASE MANHATTAN BANK
                                                  as Collateral Agent



                                               By _________________________
                                               Name:   Michael D. Peist
                                               Title:  Vice President


                                               THE CHASE MANHATTAN BANK
                                                   as Five-Year Agent



                                               By _________________________
                                               Name:   Michael D. Peist
                                               Title:  Vice President


                                               THE CHASE MANHATTAN BANK
                                                   as 364-Day Agent



                                               By _________________________
                                               Name:   Michael D. Peist
                                               Title:  Vice President


                               [ANNEXES OMITTED]